                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)

                            ------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                    NEW YORK                                       13-5459866
       (JURISDICTION OF INCORPORATION OR                        (I.R.S. EMPLOYER
   ORGANIZATION IF NOT A U.S. NATIONAL BANK)                 IDENTIFICATION NUMBER)

              114 WEST 47TH STREET
               NEW YORK, NEW YORK                                  10036-1532
             (ADDRESS OF PRINCIPAL                                 (ZIP CODE)
               EXECUTIVE OFFICES)

                            ------------------------

                      FOOD 4 LESS HOLDINGS, INC., DELAWARE
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                       33-0642810
        (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

           777 SOUTH HARBOR BOULEVARD
              LA HABRA, CALIFORNIA                                   90631
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

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                  13 5/8% SENIOR DISCOUNT DEBENTURES DUE 2005
                      (TITLE OF THE INDENTURE SECURITIES)

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

                                    GENERAL

1. GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
           (Board of Governors of the Federal Reserve System).
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15.

     The Food 4 Less Holdings, Inc., Delaware is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. LIST OF EXHIBITS

    T-1.1   --   "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust
                 Company of New York, as Amended", is incorporated by reference to Exhibit
                 T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and
                 Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of
                 1939 (Registration No. 2221291).
    T-1.2   --   The trustee was organized by a special act of the New York Legislature in
                 1853 prior to the time that the New York Banking Law was revised to require a
                 Certificate of authority to commence business. Accordingly, under New York
                 Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.
    T-1.3   --   The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T1.1).
    T-1.4   --   The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on
                 September 20, 1991 with the Commission pursuant to the Trust Indenture Act of
                 1939 (Registration No. 2221291).
    T-1.6   --   The consent of the trustee required by Section 321(b) of the Trust Indenture
                 Act of 1939, as amended by the Trust Indenture Reform Act of 1990.
    T-1.7   --   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of May 24, 1995, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility and qualification, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                            ------------------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of May, 1995.

                                          UNITED STATES TRUST COMPANY
                                            OF NEW YORK, Trustee

                                          By:
                                              -------------------------
                                              Assistant Vice President

                                                                   EXHIBIT T-1.6

       THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321 (B) OF THE ACT.

                    UNITED STATES TRUST COMPANY OF NEW YORK
                              114 WEST 47TH STREET
                                    NEW YORK
                                    NY 10036

March 31, 1992

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          Very truly yours,

                                          UNITED STATES TRUST COMPANY
                                            OF NEW YORK

                                          By: /s/ GERARD F. GANEY
                                              -------------------------
                                              Gerard F. Ganey
                                              Senior Vice President

                                                                   EXHIBIT T-1.7

CONSOLIDATED REPORT OF CONDITION OF UNITED STATES TRUST COMPANY OF NEW YORK AND
 FOREIGN AND DOMESTIC SUBSIDIARIES, A MEMBER OF THE FEDERAL RESERVE SYSTEM, AT THE CLOSE OF BUSINESS ON MARCH 31, 1995, IN ACCORDANCE WITH A CALL MADE BY THE
FEDERAL RESERVE BANK OF THIS DISTRICT PURSUANT TO THE PROVISIONS OF THE FEDERAL
                                  RESERVE ACT.

                                                                                  DOLLAR AMOUNTS
                                                                                   IN THOUSANDS
                                                                                  ---------------
                                             ASSETS
Cash and balances due from depository institutions:
  a. Noninterest bearing balances and currency and coin........................     $  172,519
  b. Interest bearing balances.................................................         50,000
Securities.....................................................................        538,152
Federal funds sold and securities purchased under agreements to resell.........        337,554
Loans...............................................................  1,270,262
LESS: Allowance credit losses.......................................     13,215
                                                                      ---------
Net Loans......................................................................      1,257,047
Premises and Equipment.........................................................        103,800
Other assets...................................................................        120,886
                                                                                    ----------
TOTAL ASSETS...................................................................     $2,579,958
                                                                                    ==========

                                           LIABILITIES
Deposits.......................................................................     $2,166,456
  (1) Non interest bearing..........................................    915,446
  (2) Interest bearing..............................................  1,251,010
                                                                      ---------
Federal funds purchased, securities sold under agreements to repurchase and
  other borrowings.............................................................        107,583
Accounts Payable and Accrued Liabilities.......................................         99,004
Long Term Debt.................................................................         11,227
                                                                                    ----------
TOTAL LIABILITIES..............................................................     $2,384,270
                                                                                    ==========

                                         EQUITY CAPITAL
Common Stock...................................................................     $   14,995
Capital Surplus................................................................         41,500
Undivided profits and capital reserves.........................................        137,599
Net unrealized holding gains (losses) on available-for-sale securities.........          1,594
TOTAL EQUITY CAPITAL...........................................................     $  195,688
                                                                                    ----------
TOTAL LIABILITY AND EQUITY CAPITAL.............................................     $2,579,958
                                                                                    ==========

     I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                     RICHARD E. BRINKMANN, SVP & CONTROLLER
                                 March 31, 1995

     We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ
JEFFREY S. MAURER
FREDERICK S. WONHAM           Directors